                                                                    EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 9, 2002, with respect to the financial statements of M.D.C. Holdings, Inc. as of December 31, 2001 and for the two-year period then ended included in Amendment No. 3 to the Registration Statement on Form S-3 and related Prospectus of M.D.C. Holdings, Inc. for the registration of up to $750,000,000 in common stock, preferred stock and debt securities and to the incorporation by reference therein of our report dated January 9, 2002, with respect to the consolidated financial statements of M.D.C. Holdings, Inc. as of December 31, 2001 and for the two-year period then ended included in its Annual Report on Form 10-K for the year ended December 31, 2001, filed with the Securities and Exchange Commission.


                                                           /s/ Ernst & Young LLP

Denver, Colorado
September 20, 2002